UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2017

TROPIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34911	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1057 Parkinson Road, Unit #9 Woodstock, Ontario, Canada	N4S 7W3
(Address of principal executive offices)	(Zip Code)

(519) 421-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 20, 2017, Tropic International Inc. (the “Company”) entered into a radio frequency treatment system (“RFTS”) proposal (the “Proposal”) with RBC Medical Innovations of Lenexa, Kansas (“RBC”) to develop the technology licensed by Notox Bioscience Inc., the Company’s wholly owned subsidiary (“Notox”). Under the Proposal, RBC will be responsible for completing the design and production of the two main RTFS components, a generator console and a disposable treatment probe. The rights to the technology are owned by the Cleveland Clinic Foundation (the “Clinic”) and were acquired by Notox on June 13, 2016 pursuant to an assignment agreement with Zoran Holding Corporation, a private Ontario corporation controlled by Zoran Konevic, the Company’s Chief Executive Officer and director.

The material terms of the Proposal call for RBC to produce commercial-equivalent consoles and probes for use by Notox in human trials during the fourth quarter of 2017; test the consoles and probes for the purpose of providing technical data for FDA Section 510(k) and CE marking submissions; and perform volume production of the components. In exchange for these services, Notox has agreed to pay RBC according to a staged, fixed-fee approach that includes a $56,000 initial payment, to be followed by two similarly-sized payments prior to the completion of the planning stage. The cost to complete the second (design and testing) and third (manufacturing transfer) stages will be considerably more expensive, with exact numbers to be confirmed only upon the conclusion of the previous stage. In general, however, the Company plans to budget $1,750,000 to bring the console to market, plus up to $800,000 in order to develop the probe in a process to be led by RBC.

In partial satisfaction of Notox’s payment obligations under the Proposal, RBC has agreed to convert $50,000 of the amount owing in the planning stage into shares of the Company’s common stock at a price to be negotiated between the parties sometime in the next 60 days.

Item 8.01 Other Events

On February 22, 2017, the holders of 69.53% of the issued and outstanding exchangeable preferred shares of 1894632 Ontario Inc., the Company’s wholly owned subsidiary (“Subco”), approved a change to the rights, privileges, restrictions and conditions attached to such shares by consent in writing in order to delete the “June 30, 2017” date in section 5(b) and replace it with “December 31, 2018”. This date represents the date on which all restrictions attached to the preferred shares will automatically expire unless extended by the approval of the holders thereof, and effectively means that those shares cannot be exchanged into shares of the Company’s common stock for an additional 18 months, subject to certain limited exceptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2017	TROPIC INTERNATIONAL INC.

	By:	/s/ John Marmora
John Marmora
President, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director